Exhibit 3.1


               CANADA                                              NUMBER
     PROVINCE OF BRITISH COLUMBIA                                  300709




                        Province of British Columbia
                  Ministry of Consumer and Corporate Affairs
                          REGISTRAR OF COMPANIES

                                COMPANY ACT



                       Certificate of Incorporation

                          I HEREBY CERTIFY THAT
                       GOLDEN QUEEN MINING CO. LTD.

            HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT




                         GIVEN UNDER MY HAND AND SEAL OF OFFICE
                              AT VICTORIA, BRITISH COLUMBIA,
                              THIS 21ST DAY OF NOVEMBER, 1985

                              M. A. JORRE DE ST. JORRE
                              REGISTRAR OF COMPANIES

                                 FORM 21
                              (Section 371)
                     PROVINCE OF BRITISH COLUMBIA

                                        Certificate of
                                        Incorporation No. 300709

                             COMPANY ACT


                         SPECIAL RESOLUTION


     The following special resolution was passed by the undermentioned Company on the date stated:

     NAME OF COMPANY: GOLDEN QUEEN MINING CO. LTD.

     DATE RESOLUTION PASSED: May 30, 1986

     Resolution:

          "RESOLVED, as a Special Resolution, that the existing Articles of the Company, as filed with the Registrar of Companies, be altered by deleting all the provisions thereof and that all the provisions in the set of Articles attached hereto and marked Schedule A be adopted as the Articles of the Company."

CERTIFIED A TRUE COPY THE 9th DAY OF JULY, 1986.

     Davis & Company     (Signature)      s/
     2800 Park Place                    ----------------------------
     666 Burrard Street
     Vancouver, B.C.                    Solicitor
     V6C 2Z7                            ----------------------------
                                        (Relationship to Company)

FILED and REGISTERED

   JUL 22 1986

M.A. Jorre De St. Jorre
  Registrar of Companies

                              SCHEDULE A

                               ARTICLES
                                  of
                      GOLDEN QUEEN MINING CO. LTD.

     PART 1                   TABLE OF CONTENTS
     ------                   -----------------
               1.1
     PART      ARTICLE                                           PAGE
     ----      -------                                           -----
     1         TABLE OF CONTENTS                                  1
     2         INTERPRETATION                                     1
     3         SHARES                                             2
     4         BRANCH REGISTERS                                   3
     5         TRANSFER AND TRANSMISSION OF SHARES                3
     6         PURCHASE AND REDEMPTION OF SHARES                  4
     7         GENERAL MEETINGS                                   4
     8         VOTING OF MEMBERS                                  6
     9         DIRECTORS                                          8
     10        POWERS AND DUTIES OF DIRECTORS                     9
     11        DISCLOSURE OF INTEREST OF DIRECTORS               10
     12        PROCEEDINGS OF DIRECTORS                          13
     13        EXECUTIVE AND OTHER COMMITTEES                    11
     14        OFFICERS                                          12
     15        INDEMNITY AND PROTECTION OF DIRECTORS,
               OFFICERS AND EMPLOYEES                            12
     16        DIVIDENDS AND RESERVE                             13
     17        DOCUMENTS, RECORDS AND REPORTS                    14
     18        NOTICES                                           14
     19        SEAL                                              15

     PART 2                   INTERPRETATION
     ------                   --------------

     2.1. These Articles are subject to the provisions of the "Company Act" and any reference herein to the "Companies Act" shall be a reference to the "Company Act".

     2.2. In these Articles, unless there is something in the subject or context inconsistent herewith:

     "Board" and "Directors" or "directors" mean the Directors or sole Director of the Company for the time being.

     "Companies Act" means the Companies Act of the Province of British Columbia from time to time in force and includes the regulations made pursuant thereto.

     "registered owner", "registered holder", "owner" or "holder" when used with respect to a share in the authorized capital of the Company means the person registered in the register of members in respect of such share.

     2.3. A reference to writing includes any visible form of representing or reproducing words.

     2.4. Words importing the singular or plural, a person or corporation, or the masculine, feminine or neuter gender shall include the other or others of them respectively as the context requires.

     2.5. The meaning of any words or phrases defined in the Companies Act shall, if not inconsistent with the subject or context bear the same meaning in these Articles.

PART 3                        SHARES
------                        ------

     3.1. The shares in the Company shall be under the control of the Directors who may, subject to the rights of the holders of any shares, allot, issue, or otherwise deal with them, at such times to such persons (including Directors) in such manner, at such price or consideration, upon such terms and conditions, as they, in their discretion, may determine.

     3.2. The Directors on behalf of the Company may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares.

     3.3. Except as required by law or these Articles, no person shall be recognized by the Company as having any interest whatsoever in any share except the registered holder thereof.

     3.4. If a share is registered in the names of two or more persons they shall be joint holders.

     3.5. Neither the Company nor any transfer agent shall be liable for any loss occasioned to the member owing to any share certificate being lost in the mail or stolen.

     3.6. A share certificate or debt obligation bearing the printed or mechanically reproduced signature of a person shall not be invalid at its date of issue by reason of the fact that such person shall have ceased to hold the office he is stated to hold on such certificate or debt obligation.

PART 4                        BRANCH REGISTERS
------                        ----------------

     4.1. Unless prohibited by the Companies Act, the Company may keep or cause to be kept one or more branch registers of members or debenture holders at such place or places as the Directors may from time to time determine.

PART 5                        TRANSFER AND TRANSMISSION OF SHARES
------                        -----------------------------------

     5.1. Subject to the provisions of the Memorandum and of these Articles, a member may transfer any of his shares by instrument in writing executed by or on behalf of such member and delivered to the Company or its transfer agent. The instrument of transfer may be in the form, if any, on the back of the share certificate representing the shares, or in such other form as the Directors may from time to time approve. Except to the extent that the Companies Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of members or a branch register of members in respect thereof.

     5.2. The signature of the registered owner of any shares, or of his duly authorized attorney, upon the instrument of transfer shall constitute a complete and sufficient authority to the Company, its directors, officers and agents to register in the name of the transferee as named in the instrument of transfer or, if no transferee is named in the instrument of transfer, in the name of the person on whose behalf any certificate for the shares to be transferred is deposited with the Company for the purpose of having the transfer registered, the number of shares specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

     5.3. Neither the Company nor any Director, officer or agent thereof shall be bound to inquire into the title of the person named in the instrument of transfer as transferee, or, if no person is so named, of the person on whose behalf the certificate is deposited for the purpose of having the transfer registered, or be liable to any person for registering or not registering the transfer, and the transfer when registered shall confer upon the person in whose name the shares have been registered a valid title to the shares.

     5.4. Every instrument of transfer shall be executed by the transferor and left for registration at the registered office of the Company or at the office of its transfer agent or registrar together with the share certificate for the shares to be transferred and such other evidence, if any, as the Directors or the transfer agent or registrar may require to prove the title of the transferor to, or his right to transfer, the shares and the right of the transferee to have the transfer registered. If the transfer is registered all instruments of transfer and evidence shall be retained by the Company or its transfer agent or registrar and, if the transfer is not registered, they together with the share certificate shall be returned to the person depositing them.

     5.5. There shall be paid to the Company in respect of the registration of any transfer such sum, if any, as the Directors may from time to time determine.

     5.6. In the case of the death of a member, his legal personal representative, or if he was a joint holder the surviving joint holder, shall be the only person recognized by the Company as having any title to his interest in the shares. Before recognizing a person as a legal personal representative the Directors may require him to obtain from a court of competent jurisdiction a grant of letters probate or letters of administration.

PART 6                        PURCHASE AND REDEMPTION OF SHARES
------                        ---------------------------------

     6.1. The Company may purchase any of its shares unless the special rights and restrictions attached thereto otherwise provide.

     6.2. If the Company proposes to redeem some but not all of the shares of any class, the Directors may, subject to the special rights and restrictions attached to such class of shares, decide the manner in which the shares to be redeemed are to be selected.

PART 7                        GENERAL MEETINGS
------                        ----------------

     7.1. The date, time and place of all general meetings of the Company within the Province of British Columbia shall be fixed by the Directors.

     7.2. All business that is transacted at a general meeting shall be special except in the case of an annual general meeting the conduct of and voting at such meeting, the consideration of the financial statements and the reports of the Directors and the Auditor, a resolution to elect two or more directors by a single resolution, the election of Directors, the appointment of the Auditor, the fixing of the remuneration of the Auditor, such other business as by these Articles or the Companies Act may be transacted at a general meeting without prior notice thereof being given to the members, and any business which is brought under consideration by the report of the Directors; and in the case of any other general meeting, such business as relates to the conduct of or voting at that meeting.

     7.3. Except as otherwise provided by the Companies Act, where any special business to be considered at a general meeting includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting shall be sufficient if, with respect to such document, it states that a copy of the document is or will be available for inspection by members at the registered office or records office of the Company or at such other place in British Columbia designated in the notice during usual business hours up to the date of such general meeting.

     7.4. No business, other than the election of the chairman or the adjournment of the meeting, shall be transacted at any general meeting unless there is a quorum at the commencement of the meeting, but the quorum need not continue throughout the meeting.

     7.5. A quorum for a general meeting is two persons entitled to vote.

     7.6. If within half an hour from the time appointed for a general meeting there is no quorum, the meeting, if convened upon the requisition of members, shall terminate. In any other case it shall be adjourned to the same day in the next week, at the same time and place, and, if at the adjourned meeting there is no-quorum within half an hour from the time appointed for the meeting, the member or members entitled to attend and vote at the meeting who are present or represented by proxy or other proper authority shall be the quorum.

     7.7. The Chairman of the Board, if any, or in his absence the President of the Company or in his absence a Vice-President of the Company, if any, shall be entitled to preside as chairman at every general meeting of the Company.

     7.8. If at any general meeting neither the Chairman of the Board nor the President nor a Vice-President is present within fifteen minutes after the time appointed for holding the meeting or if present is not willing to act as chairman, the Directors present shall choose a chairman; but if all the Directors present decline to take the chair or fail so to choose or if no Director is present, the members present shall choose a chairman.

     7.9. The chairman may, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. It shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

     7.10. The Directors and any other person permitted by the chairman of the meeting shall be entitled to attend any general meeting.

     7.11. No motion proposed at a general meeting need be seconded and the chairman may propose a motion.

     7.12. Unless the Companies Act otherwise provides, any action to be taken by a resolution of the members may be taken by an ordinary resolution.

PART 8                        VOTING OF MEMBERS
------                        -----------------

     8.1. Subject to any special voting rights or restrictions attached to any class of shares and the restrictions on joint holders of shares, on a show of hands every member who is present in person and entitled to vote thereat shall have one vote and on a poll every member present in person or represented by proxy or other proper authority shall have one vote for each share of which he is the registered holder.

     8.2. A member, being a corporation, may appoint a proxyholder and may also appoint a representative to act for it by delivering to the Company a copy of a resolution of its directors or other governing body naming a person as its representative. Such representative, subject to any restrictions contained in the resolution, shall be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual member. If the corporation is a subsidiary of the Company its shares may not be voted and its proxyholder or representative or the proxyholder of the representative may not be counted to make a quorum.

     8.3. In the case of joint registered holders of a share the vote of the senior who exercises a vote, whether in person or by proxyholder, shall be accepted to the exclusion of the votes of the other joint registered holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members. Two or more legal personal representatives of a deceased member whose shares are registered in his sole name shall for the purpose of this Article be deemed joint registered holders.

     8.4. A member of unsound mind entitled to attend and vote in respect of whom an order has been made by any court having jurisdiction may vote, whether on a show of hands or on a poll, by his committee, curator bonis, or other person in the nature of a committee or curator bonis appointed by that court, and any such committee, curator bonis, or other person may appoint a proxyholder.

     8.5. A member may by proxy appoint a proxyholder to vote for him on a poll.

     8.6. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a second or casting vote.

     8.7. If a poll is demanded it shall be taken either at the meeting and of the members present in person or represented by proxy or other proper authority at the time the poll is taken, or at such other time and in such manner as the chairman may direct. Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. A demand for a poll may be withdrawn.

     8.8. In any dispute as to the admission or rejection of a vote the decision of the chairman made in good faith shall be final and conclusive.

     8.9. On a poll a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

     8.10. A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more (but not more than two) proxyholders to attend, act and vote for him on the same occasion. If such a member should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote. A member may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.

     8.11. A form of proxy shall be in writing under the hand of the appointor or his attorney duly authorized in writing, or, if the appointor is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or representative of or attorney for the corporation. A proxyholder shall be a member of the Company unless (i) the Company is at the time a reporting company, (ii) the member appointing the proxyholder is a corporation, (iii) the Company shall have at the time only one member, or (iv) all the members present otherwise agree.

     8.12. Unless otherwise provided by the Directors, a form of proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting, or in the information circular relating thereto not less than 48 hours, excluding Saturdays and holidays, before the time of the meeting.

     8.13. Except as otherwise provided by law or these Articles, a proxy may be in any form the Directors or the chairman of the meeting approve.

     8.14. A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death or incapacity of the member giving the proxy or the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no notification in writing of such death, incapacity, revocation or transfer shall have been received at the registered office of the Company or by the chairman of the meeting or adjourned meeting for which the proxy was given before the vote is taken.

PART 9                        DIRECTORS
------                        ---------

     9.1. The members, except as otherwise restricted by the Memorandum or Articles, shall be entitled to elect Directors at the annual general meetings,but the number to be elected shall be determined by the Directors. Failing such determination the number to be elected shall be the same as the number of Directors whose terms expire at the meeting.

     9.2. The Directors may, from time to time, appoint additional directors.

     9.3. A casual vacancy occurring in the Board of Directors may be filled by the remaining Directors or Director.

     9.4. A Director's term of office shall expire on the date fixed at the time of his appointment or election and in the absence thereof on the election of Directors either at the annual general meeting next following his appointment or election or by the consent in writing in lieu of such meeting, as the case may be.

     9.5. A retiring Director shall be eligible for re-election.

     9.6. Any Director may by written notice to the Company appoint any person to be his alternate to act in his place at meetings of the Directors at which he is not present or by these Articles deemed to be present unless the Directors shall have reasonably disapproved the appointment of such-person and given notice to that effect to the Director within a reasonable time. Every alternate shall be entitled to attend and vote at meetings at which the person who appointed him is not present or deemed to be present, and, if he is a Director, to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time by written notice to the Company revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate shall be payable out of the remuneration of the Director appointing him.

     9.7. The Directors may remove from office a Director who is convicted of an indictable offense.

     9.8 The remuneration of the Directors as such may from time to time be determined by the Directors. Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company who is a Director. The Directors shall be repaid such reasonable travelling, hotel and other expenses as they incur in and about the business of the Company and if any Director shall perform any professional or other services for the Company that in the opinion of the Directors are outside the ordinary duties of a Director or shall otherwise be specially occupied in or about the Company's business, he may be paid a remuneration to be fixed by the Board, or, at the option of such Director, by resolution of the members and such remuneration may be either in addition to, or in substitution for, any other remuneration that he may be entitled to receive. The Directors may pay a gratuity or pension or allowance on retirement to any Director who has held any salaried office or place of profit with the Company or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 10                       POWERS AND DUTIES OF DIRECTORS
-------                       ------------------------------

     10.1. The powers of the Company shall be exercised only by the Directors, except those which by the Companies Act or these Articles are required to be exercised by a resolution of the members and those referred to the members by the Directors.

     10.2. The Directors may from time to time (i) borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit, (ii) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company by any other person, and (iii) mortgage or charge, whether by way of specific or floating charge, or give other security on the undertaking and the whole or any part of the property and assets (both present and future) of the Company.

     10.3. The Directors may from time to time by power of attorney or other instrument appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles and excepting the powers of the Directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends), 'or such period, with such remuneration and subject to such conditions as the Directors may think fit, and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the Directors think fit. Any such attorney may be authorized by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.

PART 11                       DISCLOSURE OF INTEREST OF DIRECTORS
-------                       -----------------------------------

     11.1. A Director shall disclose his interest in and not vote in respect of any proposed contract or transaction with the Company in which he is in any way directly or indirectly interested, but such Director shall be counted in the quorum at the meeting of the Directors at which the proposed contract or transaction is approved.

     11.2. A Director may hold any office or place of profit with the Company in addition to his office of Director for such period and on such terms (as to remuneration or otherwise) as the Directors may determine and no Director or intended Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a Director is in any way interested shall be voided by reason thereof.

     11.3. A Director or his firm may act in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

     11.4. A Director.may be or become a director, officer or employee of, or otherwise interested in, any corporation or firm in which the Company may be interested as a shareholder or otherwise, and such Director shall not, except as provided by the Companies Act or these Articles, be accountable to the Company for any remuneration or other benefit received by him as director, officer or employee of, or from his interest in, such other corporation or firm, unless the Directors otherwise direct.

PART 12                       PROCEEDINGS OF DIRECTORS
-------                       ------------------------

     12.1. Unless otherwise determined by the Directors the President shall be the Chairman of the Board.

     12.2. A Director may, and the Secretary shall on the request of a Director, call a meeting of the Directors.

     12.3 The Chairman of the Board, or in his absence the President, shall preside as chairman at every meeting of the Directors, or if there is no Chairman of the Board or neither the Chairman of the Board nor the President is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, if the Chairman of the Board and the President have advised the Secretary that they will not be present at the meeting, the Directors present shall choose one of their number to be chairman of the meeting.

     12.4. The Directors may meet together for the dispatch or business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes and in case of an equality of votes the chairman shall not have a second or casting vote.

     12.5. A Director may participate in a meeting of the Board or of any committee of the Directors by means of conference telephones or other communication facilities by means of which all Directors participating in the meeting can hear each other and provided that all such Directors agree to such participation. A Director participating in a meeting in accordance with this Article shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

     12.6. The quorum necessary for the transaction of business by the Directors may be fixed by the Directors and if not so fixed shall be a majority of the Board.

     12.7. The Directors may if there is a quorum act notwithstanding any vacancy.

     12.8. Every act of a Director is valid notwithstanding any defect that may afterwards be discovered in his election or appointment.

     12.9. Any resolution of the Directors or of a committee thereof may be passed with the consent in writing to the resolution of all the Directors or the members of that committee. The consent may be in counterparts.

PART 13                       EXECUTIVE AND OTHER COMMITTEES
-------                       ------------------------------

     13.1. The Directors may appoint an Executive Committee to consist of such member or members of the Board as they think fit. The Executive Committee shall have all the powers vested in the Board except the power to fill vacancies in the Board, the power to change the membership of, or fill vacancies in the Executive Committee or any other committee of the Board and such other powers, if any, as are specified.

     13.2. The Directors may appoint one or more committees consisting of such member or members of the Board as they think fit and may delegate to any such committee any powers of the Board; except, the power to fill vacancies in the Board, the power to change the membership of or fill vacancies in any committee of the Board, and the power to appoint or remove officers appointed by the Board.

     13.3. All committees may meet and adjourn as they think fit. Questions arising at any meeting shall be determined by a majority of votes of the members of the committee, and in case of an equality of votes the chairman shall have a second or casting vote.

     13.4. All committees shall keep minutes of their actions and shall cause them to be recorded in books kept for that purpose and shall report the same to the Board at such times as the Board requires. The Directors shall also have power at any time to revoke or override any authority given to or acts to be done by any such committees except as to acts done before such revocation or over-riding and to terminate the appointment or change the membership of a committee and to fill vacancies in it. Committees may make rules for the conduct of their business and may appoint such assistants as they may deem necessary.

PART 14                       OFFICERS
-------                       --------

     14.1. The Directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions as they think fit and may from time to time revoke, withdraw, alter or vary any of such functions, duties and powers.

PART 15                       INDEMNITY AND PROTECTION OF DIRECTORS,
-------                       OFFICERS AND EMPLOYEES
                              --------------------------------------

     15.1. Subject to the provisions of the Companies Act, the Company shall indemnify a Director or former Director of the Company and the Company may indemnify a director or former director of a corporation of which the Company is or was a shareholder and the heir and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a Director of the Company or a director of such corporation, including any action brought by the Company or any such corporation. Each Director on being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

     15.2. Subject to the provisions of the Companies Act, the Directors may cause the Company to indemnify any officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder (notwithstanding that he may also be a Director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or such corporation. In addition the Company shall indemnify the Secretary and any Assistant Secretary of the Company if he is not a full time employee of the Company and notwithstanding that he may also be a Director and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Companies Act or these Articles and the Secretary and Assistant Secretary shall on being appointed be deemed to have contracted with the Company on the terms of the foregoing indemnity.

     15.3. The failure of a Director or officer of the Company to comply with the provisions of the Companies Act, the Memorandum or these Articles shall not invalidate any indemnity to which he is entitled under this Part.

     15.4. The Directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a Director, officer, employee or agent of the Company or as a director, officer, employee or agent of any corporation of which the Company is or was a shareholder and his heirs or personal representatives against any liability incurred by him as such Director, officer, employee or agent.

PART 16                       DIVIDENDS AND RESERVE
-------                       ---------------------

     16.1. The Directors may from time to time declare and authorize payment of such dividends, if any, as they. deem advisable and need not give notice of such declaration to any member. No dividend shall be paid otherwise than out of funds or assets properly available for the payment of dividends and a declaration by the Directors as to the amount of such funds or assets available for dividends shall be conclusive. Any dividend may be paid wholly or in part by the distribution of specific assets and in particular by shares, bonds, debentures or other securities of the Company or any other corporation or in any one or more such ways as Way be authorized by the Directors. Where any difficulty arises with regard to such a distribution the Directors may settle the same as they see fit, and in particular may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payment in substitution for all or any part of the specific assets to which any member is entitled shall be made to the member on the basis of the value so fixed in order to adjust the rights of all parties and may vest any specific assets in trustees for the persons entitled to the dividend.

     16.2. Any dividend declared on shares of any class may be made payable on such date as is fixed by the Directors.

     16.3. If persons are registered as joint holders of any share, any one of them may give an effective receipt for any dividend, bonus or other monies payable in respect of the share.

     16.4. Unless otherwise determined by the Directors, no dividend shall be paid on any share which has been purchased or redeemed by the Company while the share is held by the Company.

     16.5. Any dividend, bonus or other monies payable in cash in respect of shares may be paid by cheque. The mailing of such cheque shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted), discharge all liability for the dividend unless the cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

     16.6. Notwithstanding anything contained in these Articles the Directors may from time to time capitalize any undistributed surplus on hand of the Company and may from time to time issue shares, bonds, debentures or debt obligations of the Company as a dividend representing such undistributed surplus on hand or any part thereof.

PART 17                       DOCUMENTS, RECORDS AND REPORTS
-------                       ------------------------------

     17.1. No member of the Company shall be entitled to inspect the accounting records of the Company unless the Directors determine otherwise.

PART 18                       NOTICES
-------                       -------

     18.1. Any notice required to be given by these Articles or the Companies Act unless the form is otherwise specified may be given orally or in writing.

     18.2. A notice in writing, statement, report or other document shall have been effectively sent or given if posted prepaid delivered, telegraphed or cabled to the person entitled thereto at his address recorded on a register maintained by the Company; and a certificate signed by the Secretary or other officer of the Company or of any other corporation acting on behalf of the Company that the notice, statement, report or other document was so sent or given shall be conclusive evidence thereof.

     18.3. A notice, statement, report or other document may be given by the Company to the joint holders of a share by giving it to any of them.

     18.4. A notice, statement, report or other document may be given by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a member in the same manner as the same might have been given if the death, bankruptcy or incapacity had not occurred.

     18.5. Notice of each Directors' meeting, except a Directors meeting held immediately following an annual general meeting of which no notice shall be required, shall be given to every Director and alternate Director except a Director or alternate Director who has waived notice or is absent from the Province of British Columbia.

     18.6. The accidental omission to give notice of a meeting to, or the non-receipt thereof by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

     18.7. Every notice of a meeting shall specify the place, day and time of the meeting and if for a general meeting the general nature of all special business intended to be conducted thereat, unless specified in an information circular relating thereto.

     18.8. A Director may waive his entitlement to receive a notice of any past, present or future meeting or meetings of Directors and may at any time withdraw such waiver. After the waiver is received by the Company and until it is withdrawn no notice need be given to such Director or, unless the Director otherwise requires in writing to the Company, to his alternate. Meetings held without such notice being given shall not have been improperly called by reason thereof.

     18.9. Not less than two hours' notice of a Directors' meeting requiring notice shall be given.

     18.10. Where in these Articles any period of time dating from a given day, act or event is prescribed the time shall be reckoned exclusive of such day, act or event.

PART 19                       SEAL
-------                       ----

     19.1. Notwithstanding any resolution of the Directors, if the seal of the Company is affixed and accompanied by the signature of at least one of the Chairman of the Board, the President, a Vice-President, the Secretary, or the Treasurer, or a Director, that shall constitute effective execution.

     19.2. The Company may have an official seal for use in any other province, state, territory or country.

     19.3. The seal of the Company may, if directed by the Board, be reproduced on any document by any means and in any form other than an impression thereof.

                              FORM 21

                          (Section 371)

                     PROVINCE OF BRITISH COLUMBIA

                                   Certificate of
                                   Incorporation No. 300709

                            COMPANY ACT

                        SPECIAL RESOLUTIONS

     The following special resolutions were passed by the undermentioned Company on the date stated:

NAME OF COMPANY: GOLDEN QUEEN MINING CO. LTD.

DATE RESOLUTIONS PASSED: October 13, 1987

Resolutions:

          "RESOLVED, as a Special Resolution, that the authorized capital of the Company be increased by the creation of 3,000,000 shares designated as Preferred shares without par value so that the authorized capital of the Company consists of 23,000,000 shares divided into 20,000,000 Common shares without par value, and 3,000,000 unissued Preferred shares without par value.

          RESOLVED, as a Special Resolution, that the Preferred shares shall have attached thereto the special rights and restrictions set forth in Appendix I attached hereto, which shall be set forth in the Articles of the Company.

          RESOLVED, as a Special Resolution, that the Memorandum of the Company be altered by deleting paragraph 2 in its entirety and substituting the following therefor:

               '2. The authorized capital of the Company consists of 23,000,000 shares divided into 20,000,000 Common shares without par value and 3,000,000 Preferred shares without par value.'

          RESOLVED, as a Special Resolution, that the Memorandum of the Company be altered by renumbering paragraph 3 as a paragraph 4.

          RESOLVED, as a Special Resolution, that the Memorandum of the Company be altered by adding thereto as paragraph 3 the following:

               '3. Special rights and restrictions attached to the Preferred shares are set out in the Articles.'"

THE MEMORANDUM AS ALTERED IS ATTACHED AS SCHEDULE A.

CERTIFIED A TRUE COPY THE 4TH DAY OF NOVEMBER, 1987.

     Davis & Company     (Signature)      s/
     2800 Park Place                    ----------------------------
     666 Burrard Street
     Vancouver, B.C.                    Solicitor
     V6C 2Z7                            ----------------------------
                                        (Relationship to Company)

FILED and REGISTERED

   NOV 09 1987

M.A. Jorre De St. Jorre
  Registrar of Companies

                              APPENDIX I

                                PART 20

               SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO
                           PREFERRED SHARES
               -------------------------------------------

20.1 The holders of the Preferred shares shall not as such have any voting rights for the election of Directors or for any other purpose, nor shall they be entitled to attend shareholders' meetings or to receive notice of shareholders' meetings.

20.2 No dividends shall be declared or paid at any time on the Preferred shares and the holders of such shares shall not have any claim against the Company for dividends of any kind.

20.3 The holders of the Preferred shares shall have an option exercisable in writing by notice to the Company at any time up to March 10, 1988, to convert all or a portion of such Preferred shares into fully paid Common shares of the Company upon the following basis, namely, that the holder or holders of the Preferred shares shall receive and the Company shall issue to such holder or holders units comprised of fully paid and non-assessable Common shares of the Company at the rate of one (1) Common share for each Preferred share so converted together with non-transferable share purchase warrants entitling the holder to purchase up to the same number of additional Common shares of the Company at any time up to August 10, 1988 at the price of $1.70 per share. The holders of the Preferred shares exercising such option shall tender the said notice and the certificates representing the Preferred shares to be converted and within ten (10) days of the receipt of such notice and certificates representing the shares to be converted, the Company shall issue and deliver the certificates for the Common shares resulting from the conversion together with the appropriate share purchase warrants. After the date so fixed for conversion, the said Preferred shares shall be deemed to be converted for Common shares and the holders thereof shall cease to have any rights in respect thereof.

20.4 Any holder of Preferred shares may, at any time up to March 10, 1988, upon giving notice to the Company as hereinafter provided, require the Company to redeem all or the balance of the Preferred shares held by such holder not converted as aforesaid, on payment for each such share to be redeemed of the issue price thereof (hereinafter called "the redemption price"). The Directors of the Company shall upon receipt of such notice and provided the redemption will not be in breach of any of the provisions of the Company Act, redeem such shares at the redemption price aforesaid. In the event all or a portion of the Preferred shares are redeemed the Company shall be entitled to retain all accrued interest on the subscription funds for such Preferred shares. In exercising the powers conferred by this clause, notice shall be given as hereinafter provided and upon a redemption pursuant to such notice, the Company shall not be required to redeem the Preferred shares of any other holder or holders of Preferred shares. Not less than thirty (30) days notice in writing of such redemption shall be given by mailing to the Registered Office of the Company a notice specifying the date on which redemption is to take place and, if part only of the Preferred shares held by such holder is to be redeemed, the number thereof so to be redeemed. On or after the date specified for redemption, the Company shall pay or cause to be paid, to or for the order of such holder requiring such Preferred shares to be redeemed, the redemption price aforesaid on presentation and surrender of the certificate for the Preferred shares called for redemption. Such Preferred shares shall thereupon be and be deemed to be redeemed and shall be cancelled.

20.5 In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Preferred shares shall be entitled to receive the amount paid up thereon, before any amount shall be paid or any property or assets of the Company distributed to the holders of the Common shares, but shall not have any further right to participate in the distribution of the property and assets of the Company.

                                 SCHEDULE A

Attached to the Resolutions of GOLDEN QUEEN MINING CO. LTD. passed by the Members on the 13th day of October, 1987.

                                 MEMORANDUM
                                  (ALTERED)
                                     of
                         GOLDEN QUEEN MINING CO. LTD.

I wish to be formed into a company with limited liability under the COMPANY ACT in pursuance of this memorandum.

1.   The name of the Company is GOLDEN QUEEN MINING CO. LTD.

2. The authorized capital of the Company consists of 23,000,000 shares divided into 20,000,000 Common shares without par value and 3,000,000 Preferred shares without par value.

3. Special rights and restrictions attached to the Preferred shares are set out in the Articles.

4. I agree to take the number and kind and class of shares in the Company set opposite my name.

---------------------------------------------------------------------------
FULL NAME, RESIDENT ADDRESS        NUMBER AND KIND AND CLASS OF
AND OCCUPATION OF SUBSCRIBER       SHARES TAKEN BY SUBSCRIBER
---------------------------------------------------------------------------


                                   ______________________________

TOTAL SHARES TAKEN . . . . . . .
---------------------------------------------------------------------------

DATED the      day of         , 19  .

                       GOLDEN QUEEN MINING CO. LTD.

                  Certificate Pursuant to Section 251(5)
                           of the Company Act

     I, Chester Shynkaryk, President and a Director of the above Company, DO HEREBY CERTIFY that the provisions of the COMPANY ACT have been complied with in relation to the special resolutions of the Company dated the 13th day of October, 1987, whereby the Company increased its authorized capital by creating 3,000,000 Preferred shares with Special Rights and Restrictions attached thereto.

     CERTIFIED this 27th day of October, 1987.


                               s/ Chester Shynkaryk
                              ------------------------------
                              President

214,467

                               FORM 21
                            (Section 371)

                     PROVINCE OF BRITISH COLUMBIA

                                   Certificate of
                                   Incorporation No. 300709

                             COMPANY ACT

                         SPECIAL RESOLUTION

     The following special resolution was passed by the undermentioned Company on the date stated:

NAME OF COMPANY: GOLDEN QUEEN MINING CO. LTD.

DATE RESOLUTION PASSED: October 13, 1987

Resolution:

     "RESOLVED, as a Special Resolution, that the Articles as filed with the Registrar of Companies be altered by adding thereto as Part 20, the special rights and restrictions set forth in Appendix I attached hereto, and that the Articles are altered accordingly."

THE SPECIAL RIGHTS AND RESTRICTIONS ARE ATTACHED HERETO AS APPENDIX I.



CERTIFIED A TRUE COPY THE 4TH DAY OF NOVEMBER, 1987.



     Davis & Company     (Signature)      s/
     2800 Park Place                    ----------------------------
     666 Burrard Street
     Vancouver, B.C.                    Solicitor
     V6C 2Z7                            ----------------------------
                                        (Relationship to Company)

FILED and REGISTERED

   NOV 09 1987

M.A. Jorre De St. Jorre
  Registrar of Companies

                              APPENDIX I

                                PART 20

               SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO
                          PREFERRED SHARES
               -------------------------------------------

20.1 The holders of the Preferred shares shall not as such have any voting rights for the election of Directors or for any other purpose, nor shall they be entitled to attend shareholders' meetings or to receive notice of shareholders' meetings.

20.2 No dividends shall be declared or paid at any time on the Preferred shares and the holders of such shares shall not have any claim against the Company for dividends of any kind.

20.3 The holders of the Preferred shares shall have an option exercisable in writing by notice to the Company at any time up to March 10, 1988, to convert all or a portion of such Preferred shares into fully paid Common shares of the Company upon the following basis, namely, that the holder or holders of the Preferred shares shall receive and the Company shall issue to such holder or holders units comprised of fully paid and non-assessable Common shares of the Company at the rate of one (1) Common share for each Preferred share so converted together with non-transferable share purchase warrants entitling the holder to purchase up to the same number of additional Common shares of the Company at any time up to August 10, 1988 at the price of $1.70 per share. The holders of the Preferred shares exercising such option shall tender the said notice and the certificates representing the Preferred shares to be converted and within ten (10) days of the receipt of such notice and certificates representing the shares to be converted, the Company shall issue and deliver the certificates for the Common shares resulting from the conversion together with the appropriate share purchase warrants. After the date so fixed for conversion, the said Preferred shares shall be deemed to be converted for Common shares and the holders thereof shall cease to have any rights in respect thereof.

20.4 Any holder of Preferred shares may, at any time up to March 10, 1988, upon giving notice to the Company as hereinafter provided, require the Company to redeem all or the balance of the Preferred shares held by such holder not converted as aforesaid, on payment for each such share to be redeemed of the issue price thereof (hereinafter called "the redemption price"). The Directors of the Company shall upon receipt of such notice and provided the redemption will not be in breach of any of the provisions of the Company Act, redeem such shares at the redemption price aforesaid. In the event all or a portion of the Preferred shares are redeemed the Company shall be entitled to retain all accrued interest on the subscription funds for such Preferred shares. In exercising the powers conferred by this clause, notice shall be given as hereinafter provided and upon a redemption pursuant to such notice, the Company shall not be required to redeem the Preferred shares of any other holder or holders of Preferred shares. Not less than thirty (30) days notice in writing of such redemption shall be given by mailing to the Registered Office of the Company a notice specifying the date on which redemption is to take place and, if part only of the Preferred shares held by such holder is to be redeemed, the number thereof so to be redeemed. On or after the date specified for redemption, the Company shall pay or cause to be paid, to or for the order of such holder requiring such Preferred shares to be redeemed, the redemption price aforesaid on presentation and surrender of the certificate for the Preferred shares called for redemption. Such Preferred shares shall thereupon be and be deemed to be redeemed and shall be cancelled.


20.5 In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Preferred shares shall be entitled to receive the amount paid up thereon, before any amount shall be paid or any property or assets of the Company distributed to the holders of the Common shares, but shall not have any further right to participate in the distribution of the property and assets of the Company.

                              FORM 21
                           (Section 371)

                  PROVINCE OF BRITISH COLUMBUS

                         Certificate of Incorporation No. 300709

                           COMPANY ACT

                        SPECIAL RESOLUTION

     The following special resolution was passed by the undermentioned company on the date stated:

NAME OF COMPANY:              Golden Queen Mining Co. Ltd.

DATE RESOLUTION PASSED:       November 26, 1993

Resolution:

"BE IT RESOLVED as a Special Resolution that:

1. the authorized capital of the Company be increased by creating 80,000,000 additional common shares without par value and that the Company's Memorandum be altered accordingly; and

2. the Memorandum be in the form attached hereto and marked Schedule "A", so that the Memorandum, as altered, shall at the time of filing comply with the Company Act."

     THE MEMORANDUM AS ALTERED IS ATTACHED AS SCHEDULE "A".

CERTIFIED A TRUE COPY THE 30TH DAY OF NOVEMBER, 1993.

     DuMoulin Black      (Signature)      s/
     10th Floor - 595 Howe Street       ----------------------------
     Vancouver, B.C., V6C 2T5           Solicitor


FILED and REGISTERED

   DEC 8 1993

Registrar of Companies

                             SCHEDULE A

Attached to the Resolutions of Golden Queen Mining Co. Ltd. passed by the Members on the 26th day of November, 1993.

                             MEMORANDUM

                              (ALTERED)

                                  of

                      GOLDEN QUEEN MINING CO. LTD.

1.   The name of the Company is "Golden Queen Mining Co. Ltd.

2. The authorized capital of the Company consists of 103,000,000 shares divided into 3,000,000 preferred shares without par value and 100,000,000 common shares without par value.